Exhibit 99.1

FindWhat.com, Inc.	News Release

Company Contact:	FindWhat.com Publicist:
Karen Yagnesak	Ian Gertler – Symplegades Inc.
239-561-7229	631-680-0956
KarenY@FindWhat.com	Ian.Gertler@Symplegades.com

FINDWHAT.COM ANNOUNCES RECORD THIRD QUARTER RESULTS
– Revenue of $58.3 Million; EBITDA of $11.2 Million; FY 2004 EBITDA Guidance Raised –

FORT MYERS, FL – NOVEMBER 1, 2004 – FINDWHAT.COM, INC. (NASDAQ: FWHT), a global leader in developing and providing performance-based marketing and commerce enabling services, today reported record financial results for the three and nine months ended September 30, 2004. Highlights include:

•	In Q3 2004 the Company generated $58.3 million in revenue, an increase of 227% versus Q3 2003, due to both recent mergers and acquisitions and growth from existing operations, and was within the range of the Company’s previously-announced revenue guidance of $55 to $60 million. FindWhat.com has increased revenue sequentially for 20 consecutive quarters.

•	In Q3 2004 the Company generated $11.2 million in EBITDA and $0.32 in Adjusted Pre-tax EPS, exceeding the Company’s previously announced guidance of $8.7 to $9.7 million, and $0.23 to $0.27, respectively. EBITDA increased 129% versus Q3 2003. FindWhat.com has increased EBITDA and Adjusted Pre-tax Income sequentially for 14 consecutive quarters.

•	Full year financial guidance for 2004 EBITDA has been raised.

•	Completion of the Espotting Media Inc. transaction expands FindWhat.com’s global presence to three continents. Results from Espotting are included in the consolidated results of FindWhat.com from the date of the merger: July 1, 2004.

•	Espotting transaction accretive to earnings in first full quarter of inclusion.

•	Cash and cash equivalents at September 30, 2004 were approximately $46.2 million.

Craig Pisaris-Henderson, chairman and chief executive officer of FindWhat.com, stated, “This was truly a historic quarter for FindWhat.com as we continued to execute our global plan. In Q3 2004 we achieved record revenue and earnings, meeting and in some areas, greatly exceeding, our expectations. We completed the Espotting transaction, expanding our operations into eight European countries, and helped Mitsui launch a paid listings service in Japan, establishing one of the largest global footprints within our sector. We also are pleased to announce that Espotting’s financial results were accretive to our earnings in Q3 2004, and that both our U.S. and European divisions grew revenue sequentially in the third quarter. I believe that the results announced today demonstrate our global team’s ability to focus on building our business, while simultaneously integrating two large operations.”

Pisaris-Henderson continued,”FindWhat.com continued to lead the industry with the launch of innovative products, such as our pioneering Pay-Per-Call initiative which provides advertisers with an opportunity to receive local or national phone calls based on geographic parameters they determine in a performance-based environment. Further, we announced new relationships intended to benefit our global, national, and local clients. In summary, our worldwide team continues to execute on our collective vision, leveraging our aggregated assets and the result of their work and dedication is evident in this quarter’s financial, operating and strategic performance.”

FindWhat.com reported record revenue in Q3 2004 of $58.3 million versus Q3 2003 revenue of $17.8 million. For the nine months ended September 30, 2004, FindWhat.com reported record revenue of $110.7 million, an increase of 116% compared with revenue of $51.2 million for the same period in 2003.

FindWhat.com reported record net income in Q3 2004 of $4.8 million, or $0.15 per diluted share, an increase of 72% compared to Q3 2003 net income of $2.8 million, or $0.12 per diluted share. For the nine months ended September 30, 2004, FindWhat.com reported record net income of $12.3 million, or $0.46 per diluted share, versus net income of $8.2 million, or $0.37 per diluted share, for the same period in 2003.

EBITDA in Q3 2004 was a record $11.2 million, an increase of 129% versus Q3 2003 EBITDA of $4.9 million. For the nine months ended September 30, 2004, FindWhat.com reported record EBITDA of $25.6 million, an increase of 81% compared with EBITDA of $14.2 million for the same period in 2003.

In Q3 2004 Adjusted Pre-tax Income increased 123% to a record $10.2 million, or $0.32 per diluted share, versus Q3 2003 Adjusted Pre-tax Income of $4.6 million, or $0.20 per diluted share. For the nine months ended September 30, 2004, FindWhat.com’s Adjusted Pre-tax Income increased 78% to a record $23.7 million, or $0.88 per diluted share, compared with Adjusted Pre-tax Income of $13.3 million, or $0.60 per diluted share, for the same period in 2003.

FindWhat.com believes that “EBITDA,” “Adjusted Pre-tax Income” and “Adjusted Pre-tax EPS” can provide meaningful comparisons of the Company’s current and projected operating performance with its historical results due to a) historical and projected changes in FindWhat.com’s effective tax rate over time, and b) its significant increase in non-cash amortization expense beginning Q1 2004 primarily due to certain intangible assets resulting from acquisitions. FindWhat.com defines EBITDA as net income before interest, income taxes, depreciation, and amortization, and defines Adjusted Pre-tax Income as net income before income taxes and amortization. FindWhat.com uses EBITDA, Adjusted Pre-tax Income and Adjusted Pre-tax EPS as internal barometers of its business, and sets goals and awards bonuses in part based on performance relative to these measurements, but does not believe their use lessens the importance of GAAP measures.

FindWhat.com has acquired five businesses in the first nine months of 2004: Miva® (which recently acquired the assets of MvCool) on January 1; Comet Systems on March 22; B&B Enterprises on June 4; and Espotting on July 1. Accordingly, FindWhat.com’s results for the three months ended September 30, 2004 include the operations of Miva, Comet, B&B and Espotting for the entire period. FindWhat.com’s results for the nine months ended September 30, 2004 include the operations of Miva for the entire period, but only include the results of Comet, B&B, and Espotting from the dates of their respective acquisitions. In Q1 2004, Miva and Comet contributed less than $1 million to the Company’s reported consolidated revenue; in Q2 2004, Miva, Comet and B&B contributed less than $4 million; and in Q3 2004, Miva, Comet, and B&B contributed approximately $5 million to the reported consolidated revenue. Espotting contributed approximately $28.3 million to the Company’s consolidated Q3 2004 revenue. In the future, the Company believes that the recognition of revenue by various divisions will not be comparable from period to period given opportunities to direct revenue from one division to another; for example, by targeting paid listings based on the Internet user’s location, rather than the home country of the distribution partner.

During 2004 the Company has provided projections based on Adjusted Pre-tax Income rather than Adjusted Net Income or GAAP Net Income, as the Company could not reasonably estimate its global effective tax rate prior to closing the Espotting merger. However, from the experience gained by the addition of Espotting’s results for a full quarter, the Company now believes that its global effective tax rate for the next several quarters will be approximately 40%. Accordingly, FindWhat.com currently intends to apply its global effective tax rate and report and project “Adjusted Net Income” and “Adjusted EPS”, which are defined as net income before tax-adjusted amortization expense on an absolute and per diluted share basis, respectively.

2004 Guidance

Listed below are FindWhat.com’s actual and projected quarterly results for 2004 revenue, EBITDA, Adjusted EPS and EPS. The projections include contributions from all publicly announced mergers, acquisitions and strategic initiatives. The projections also take into account the FindWhat.com Network’s recent decision to cease displaying online gambling-related advertising to users on the FindWhat.com Network with IP addresses originating from the United States or IP addresses in which the Company cannot determine the country of origin, which took effect in October. Over the last year there has been a growing trend within the U.S. paid listings industry to limit certain types of online advertising content from being displayed to internet users in certain jurisdictions for a variety of reasons, including the avoidance of potential cultural and legal divergences. The Company’s recent decision regarding online gambling-related ads is in keeping with these industry trends.

FindWhat.com currently expects full year 2004 revenue between $168.8 and $175.8 million, EBITDA between $36.6 and $38.6 million, Adjusted EPS between $0.70 and $0.73, and EPS between $0.60 and $0.63, which assumes approximately 28.7 million average diluted shares outstanding.

2004 Revenue
Q1 2004 actual: $24.7 million
Q2 2004 actual: $27.8 million
Q3 2004 actual: $58.3 million
Q4 2004 estimated: $58-$65 million
Total 2004 estimated: $168.8-$175.8 million

2004 EBITDA
Q1 2004 actual: $6.8 million
Q2 2004 actual: $7.6 million
Q3 2004 actual: $11.2 million
Q4 2004 estimated: $11-$13 million
Total 2004 estimated: $36.6-$38.6 million

2004 Adjusted EPS
Q1 2004 actual: $0.16 (24.1 million diluted shares outstanding)
Q2 2004 actual: $0.17 (25.0 million diluted shares outstanding)
Q3 2004 actual: $0.19 (32.2 million diluted shares outstanding)
Q4 2004 estimated: $0.18-$0.21 (assumes 33.5 million diluted shares outstanding)
Total 2004 estimated: $0.70-$0.73 (assumes 28.7 million average diluted shares outstanding)

2004 EPS
Q1 2004 actual: $0.16 (24.1 million diluted shares outstanding)
Q2 2004 actual: $0.15 (25.0 million diluted shares outstanding)
Q3 2004 actual: $0.15 (32.2 million diluted shares outstanding)
Q4 2004 estimated: $0.14-$0.17 (assumes 33.5 million diluted shares outstanding)
Total 2004 estimated: $0.60-$0.63 (assumes 28.7 million average diluted shares outstanding)

Management Comments and Operating Metrics

Brenda Agius, chief financial officer, said, “We saw solid growth in Q3 2004 from a number of areas, including our U.S. and European paid listings operations, our private label partnerships and our Primary Traffic division. The integration of Espotting was a major focus for the quarter, and although there is still much to be done to leverage the resources we now have available, we are pleased with the progress we have made so quickly. We maintain our goal of lifting the company’s consolidated EBITDA margin above 20%, and in fact came very close to reaching that goal in Q3 2004, our first full quarter together and a year ahead of schedule. While we were pleased with the efficiency of our global operations in Q3 2004, we want to balance that efficiency with investing in new initiatives and expanding our resources in the near-term, which we anticipate will add revenue in 2005 and beyond. As a result of this balanced approach, we currently believe EBITDA margins may stay below 20% in Q4 2004, but we anticipate they will be above 20% for fiscal 2005.”

Beginning with Q2 2004, FindWhat.com reported two new operating metrics to provide better insight into the progress of its business: Paid Click-throughs and Active Relationships. The information reported below for Q3 2004 includes actual information from all divisions. Information for Q2 2004 is presented on a pro forma basis, including metrics for the entire quarter from B&B and Espotting, even though B&B was not part of the Company for the full quarter, and Espotting was not part of the Company until July 1, 2004. The Q2 2004 metrics are presented on a pro forma basis to provide a better comparison to results in subsequent quarters. FindWhat.com is including the metrics of these acquired/merged companies for the pre-closing periods, based on information obtained from their records during those periods.

Quarter	Paid Click-throughs (in millions)	Active Relationships +
Q2 2004	219	63,000
Q3 2004	224	70,000

Note: The amounts above for Q2 2004 are presented on a pro forma basis to include metrics from Miva, Comet, B&B and Espotting as if all companies were wholly-owned on April 1, 2004.

+ FindWhat.com defines active relationships for a fiscal quarter to be those which have had a paying transaction with the Company during the quarter. However, FindWhat.com has relationships with over 100,000 online businesses, including businesses which are using its Miva Merchant storefront software, or which have made deposits in their FindWhat.com or Espotting Network accounts to fund future transactions, but have not purchased any products or services from the Company during the quarter and hence are not included in the active relationships metric.

Management Conference Call

Chairman/CEO Craig Pisaris-Henderson, President/COO Phillip Thune and CFO Brenda Agius will participate in a conference call to discuss the results and the outlook for the Company. The call will take place on November 1, 2004 at approximately 5:00 p.m. Eastern Time, and will be simulcast on the Internet at:

http://www.vcall.com/CEPage.asp?ID=89557

A replay of the conference call will be available at the same URL, and on the Company’s website at http://www.findwhat.com/content/about/news/webcast.asp., for 90 days after the call.

About FindWhat.com®
FindWhat.com creates and offers proprietary performance-based marketing and commerce enabling services that help businesses of all sizes throughout the business cycle in reaching prospects, converting prospects to customers and then retaining those customers. Its marketing division creates online marketplaces where buyers are introduced to sellers at exactly the right moment, when they are searching for products and services on the Internet; this introduction is based on a bid-for-position, pay-per-click or Pay Per Call (US only), keyword-targeted advertising service. FindWhat.com offers this service directly to advertisers through the FindWhat.com Network™ in the U.S., the Espotting Network in Europe and offers a private label version of this service to large companies and portals worldwide, including Lycos and Mitsui & Co., Ltd. FindWhat.com also operates a merchant services division which includes Miva®, a leading online platform of software and services for small to medium-sized enterprises (SMEs). With its easy-to-use, highly customizable and integrated browser-based point and click business creation software and a vast partner network, Miva is focused on helping to create and enhance online business and marketing services for SMEs. Additionally, FindWhat.com has a primary traffic division, currently offered through Comet Systems, a leading provider of connected desktop consumer software. More information about FindWhat.com is available on the Company’s website at http://www.FindWhat.com.

Forward Looking Statements

This press release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Words or expressions such as “plan,” “intend,” “believe” or “expect,” or variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained in the forward-looking statements. Key risks are described in FindWhat.com’s reports filed with the U.S. Securities and Exchange Commission, including the Form 10-K for fiscal 2003 and the most recently filed quarterly report on Form 10-Q. The forward-looking statements herein include, without limitation, statements addressing future financial and operating results; statements regarding growth strategies; statements relating to the expected financial performance of recent initiatives; statements regarding the use of non-financial metrics, and statements regarding the transformation of our business. In addition, past performance cannot be relied upon as a guide to future performance.

The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: potential that the information and estimates used to predict anticipated revenues and expenses were not accurate; potential that we fail to maintain an effective system of internal controls that could cause us to be unable to accurately report our financial results or prevent fraud; potential that demand for our services will not continue to increase; the risk that we will not be able to continue to enter into new online marketing relationships to drive qualified traffic to our advertisers; risks associated with our ability to compete with competitors and increased competition for distribution partners; political and global economic risks attendant to our business; other economic, business and competitive factors generally affecting our business; the risk that operation of our business model infringes upon intellectual property rights held by others; our reliance on distribution partners for revenue generating traffic; risks associated with our expanding international presence; difficulties executing integration strategies or achieving planned synergies with acquired businesses and private label initiatives; the risk that we will not be able to effectively manage our growth; the risk that new technologies could emerge which could limit the effectiveness of our products and services; risks associated with the operation of our technical systems, including system interruptions, security breaches and damage; risks associated with Internet security, including security breaches which, if they were to occur, could damage our reputation and expose us to loss or litigation; risks relating to regulatory and legal uncertainties, both domestically and internationally.

Non-GAAP Financial Measures

This press release includes discussion of additional financial measures “EBITDA”, “Adjusted Net Income”, “Adjusted EPS”, “Adjusted Pre-tax Income” and “Adjusted Pre-tax Income per diluted share (or Adjusted Pre-tax EPS).” These measures are defined as non-GAAP financial measures by the Securities and Exchange Commission and may differ from non-GAAP financial measures used by other companies. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with U.S. generally accepted accounting principles. FindWhat.com provides reconciliations of these three financial measures to net income and net income per share in its press releases regarding actual financial results. A reconciliation of these five financial measures to net income and net income per share for the three and nine months ended September 30, 2004 included in this press release is set forth below.

®Registered trademark of FindWhat.com
™Trademark of FindWhat.com
All other marks properties of their respective companies

FindWhat.com, Inc.
Condensed Consolidated Statements of Income
(in thousands, except per share amounts)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2004	2003	2004	2003

Revenues	$58,293	$17,841	$110,744	$51,202

Operating expenses
Search serving	1,864	714	3,857	2,046
Marketing, sales and service	35,650	10,222	63,365	29,282
General and administrative	8,815	2,073	16,468	5,871
Product development	1,872	416	3,768	1,094
Amortization	2,225	—	3,499	—

Total operating expenses	50,426	13,425	90,957	38,293

Income from operations	7,867	4,416	19,787	12,909
Interest income, net	92	158	366	368

Income before provision for income taxes	7,959	4,574	20,153	13,277

Income tax expense	3,118	1,759	7,873	5,060

Net income	$4,841	$2,815	$12,280	$8,217

Net income per share
Basic	$0.16	$0.14	$0.50	$0.42

Diluted	$0.15	$0.12	$0.46	$0.37

Weighted-average number of common
shares outstanding
Basic	30,055	20,435	24,792	19,353

Diluted	32,208	23,338	26,925	22,149

FindWhat.com, Inc.
Reconciliations to Unaudited Condensed Consolidated
Statements of Income
(in thousands, except per share amounts)

EBITDA	$11,156	$4,876	$25,625	$14,154

Adjusted pre-tax income	$10,184	$4,574	$23,652	$13,277

Adjusted pre-tax income per diluted share	$0.32	$0.20	$0.88	$0.60

Adjusted net income	$6,198	$2,815	$14,414	$8,217

Adjusted EPS	$0.19	$0.12	$0.54	$0.37

Reconciliation of EBITDA to Net Income

	Three months ended September 30,		Nine months ended September 30,
	2004	2003	2004	2003

EBITDA	$11,156	$4,876	$25,625	$14,154
Interest	92	158	366	368
Taxes	(3,118)	(1,759)	(7,873)	(5,060)
Depreciation	(1,064)	(460)	(2,339)	(1,245)
Amortization	(2,225)	—	(3,499)	—

Net income	$4,841	$2,815	$12,280	$8,217

Reconciliation of Adjusted Pre-tax Income to Net Income

	Three months ended September 30,		Nine months ended September 30,
	2004	2003	2004	2003

Adjusted pre-tax income	$10,184	$4,574	$23,652	$13,277
Taxes	(3,118)	(1,759)	(7,873)	(5,060)
Amortization	(2,225)	—	(3,499)	—

Net income	$4,841	$2,815	$12,280	$8,217

Reconciliation of Adjusted Pre-tax Income per Diluted Share to Net Income per Share – Diluted

	Three months ended September 30,		Nine months ended September 30,
	2004	2003	2004	2003

Adjusted pre-tax income per diluted share	$0.32	$0.20	$0.88	$0.60
Taxes per share	(0.10)	(0.08)	(0.29)	(0.23)
Amortization per share	(0.07)	—	(0.13)	—

Net income per share – diluted	$0.15	$0.12	$0.46	$0.37

Reconciliation of Adjusted Net Income to Net Income

	Three months ended September 30,		Nine months ended September 30,
	2004	2003	2004	2003

Adjusted net income	$6,198	$2,815	$14,414	$8,217
Amortization, net of tax effect	(1,357)	—	(2,134)	—

Net income	$4,841	$2,815	$12,280	$8,217

Reconciliation of Adjusted EPS to Net Income Per Share-Diluted

	Three months ended September 30,		Nine months ended September 30,
	2004	2003	2004	2003

Adjusted EPS	$0.19	$0.12	$0.54	$0.37
Amortization, net of tax effect, per diluted share	(0.04)	—	(0.08)	—

Net income per share – diluted	$0.15	$0.12	$0.46	$0.37

FindWhat.com, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except par values)

ASSETS	September 30, 2004	December 31, 2003

	(unaudited)
CURRENT ASSETS
Cash and cash equivalents	$46,180	$59,210
Accounts receivable, less allowance for doubtful accounts of $3,269
and $223 at September 30, 2004 and December 31, 2003, respectively	24,600	5,051
Note receivable	—	2,054
Income taxes receivable	1,975	—
Prepaid expenses and other current assets	1,844	3,492

Total current assets	74,599	69,807

EQUIPMENT AND FURNITURE - NET	9,226	4,695
INTANGIBLE ASSETS - NET	223,810	—
OTHER ASSETS	2,237	156

Total assets	$309,872	$74,658

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$34,247	$7,770
Note payable	683	—
Deferred revenue	4,331	1,866
Current portion of long-term debt	143	—
Other current liabilities	1,394	—

Total current liabilities	40,798	9,636

DEFERRED INCOME TAXES	—	600
LONG-TERM DEBT	86	—
OTHER LIABILITIES	1,354	115

Total liabilities	42,238	10,351

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Preferred stock, $.001 par value; authorized,
500 shares; none issued and outstanding	—	—
Common stock, $.001 par value; authorized, 200,000 shares;
issued 30,255 and 21,428, respectively; outstanding 30,212
and 21,421, respectively	30	21
Additional paid-in capital	245,578	52,884
Treasury stock; 43 and 7 shares at cost, respectively	(804)	(82)
Accumulated comprehensive income	(934)	—
Retained earnings	23,764	11,484

Total stockholders’ equity	267,634	64,307

Total liabilities and stockholders’ equity	$309,872	$74,658